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                                                                EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT AUDITOR




We have issued our report dated February 1, 1996, accompanying the consolidated financial statements of First Cherokee Bancshares, Inc. and subsidiary appearing in the 1995 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1995 which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report into the Registration Statement and Prospectus on Form S-3 and to the use of our name as it appears under the caption "Experts".

                                  /s/ Porter Keadle Moore, LLP

                                  PORTER KEADLE MOORE, LLP


                                  Successor to the practice of
                                  Evans, Porter, Bryan & Co


Atlanta, Georgia

January 3, 1997